UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2013 (January 24, 2013)

SEQUENTIAL BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, Suite 1705, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(646) 564-2577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 29, 2013, Sequential Brands Group, Inc. (“Sequential”) filed a Current Report on Form 8-K (the “Original Report”) to report the completion of its acquisition of Heelys, Inc., a Delaware corporation (“Heelys”) on January 24, 2013, pursuant to the previously announced Agreement and Plan of Merger, dated as of December 7, 2012, by and among Sequential, Heelys and Wheels Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Sequential. This amendment to the Original Report is being filed to provide financial statements and pro forma financial statements required by Item 9.01 of Form 8-K. This amendment makes no other amendment to the Original Report.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited consolidated balance sheets of Heelys as of December 31, 2012 and 2011 and audited consolidated statements of operations, stockholders’ equity, comprehensive loss and cash flows of Heelys for the years ended December 31, 2012 and 2011 and the notes related thereto and the related independent auditors’ report of Grant Thornton LLP are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of December 31, 2012 and statement of operations for the year ended December 31, 2012 and the notes thereto is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d)	Exhibits:

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP.
99.1	Audited consolidated financial statements of Heelys as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 and the notes related thereto.
99.2	Unaudited pro forma condensed combined financial information as of December 31, 2012 and for the year ended December 31, 2012 and the notes related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: April 5, 2013	By:	/s/ Gary Klein
	Name:	Gary Klein
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP.
99.1	Audited consolidated financial statements of Heelys as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 and the notes related thereto.
99.2	Unaudited pro forma condensed combined financial information as of December 31, 2012 and for the year ended December 31, 2012 and the notes related thereto.